As filed with the Securities and Exchange Commission on April 5, 2017.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERBRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	26-2919312
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(818) 230-9700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jaime Ellertson

President and Chief Executive Officer

Everbridge, Inc.

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(818) 230-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Thomas Hopkins, Esq. Nicole C. Brookshire, Esq. Richard C. Segal, Esq. Cooley LLP 1333 2nd Street, Suite 400 Santa Monica, California 90401 (310) 883-6400	Kenneth S. Goldman Elliot J. Mark, Esq. Everbridge, Inc. 25 Corporate Drive, Suite 400 Burlington, Massachusetts 01803 (818) 230-9700	Kenneth J. Gordon, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-216907)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer  ☐        Accelerated Filer  ☐        Non-accelerated Filer  ☒        Smaller Reporting Company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	252,000	$19.85	$5,002,200	$580

(1)	The Registrant is registering 252,000 shares pursuant to this Registration Statement, which shares are in addition to the 3,463,989 shares registered pursuant to the Form S-1 Registration Statement (File No. 333-216907).
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. The registration fee is based upon the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Everbridge, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-216907) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on March 23, 2017, and which the Commission declared effective on April 5, 2017.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 252,000 shares. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts, on the 5th day of April, 2017.

EVERBRIDGE, INC.

/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Jaime Ellertson	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 5, 2017

* Kenneth S. Goldman	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 5, 2017

* Richard D’Amore	Director	April 5, 2017

* Bruns Grayson	Director	April 5, 2017

* David Henshall	Director	April 5, 2017

* Kent Mathy	Director	April 5, 2017

* Cinta Putra	Director	April 5, 2017

*By:	/s/ Elliot J. Mark
Elliot J. Mark, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

23.3	Consent of Plante & Moran, PLLC, independent auditors.

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 (File No. 333-216907)).